EXHIBIT 4.13

                                 AMENDMENT NO. 7
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS SEVENTH AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated July 13, 2005 (the "Seventh Amendment"), is by and among Kevin Evans (the "Consultant"), and Reality Wireless Networks, Inc., a Nevada corporation (the "Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated July 5, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated September 25, 2003, a copy of which is attached hereto as Exhibit B (the "First Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client in exchange for additional consideration.

         C. The Consultant and the Client entered into an Amendment No. 2 to Consulting Services Agreement dated January 16, 2004 a copy of which is attached hereto as Exhibit C (the "Second Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client in exchange for additional consideration.

         D. The Consultant and the Client entered into an Amendment No. 3 to Consulting Services Agreement dated November 1, 2004 a copy of which is attached hereto as Exhibit D (the "Third Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client in exchange for additional consideration.

         E. The Consultant and the Client entered into an Amendment No. 4 to Consulting Services Agreement dated December 16, 2004 a copy of which is attached hereto as Exhibit E (the "Fourth Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client in exchange for additional consideration.

         F. The Consultant and the Client entered into an Amendment No. 5 to Consulting Services Agreement dated March 25, 2005 a copy of which is attached hereto as Exhibit F (the "Fifth Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client in exchange for additional consideration.

        G. The Consultant and the Client entered into an Amendment No. 6 to Consulting Services Agreement dated June 6, 2005 a copy of which is attached hereto as Exhibit G (the "Sixth Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client in exchange for additional consideration.

        H. Client and Consultant wish to amend Section 2 of the Agreement to (i) provide for additional consideration in exchange for additional consulting services and to extend the term of the Agreement.




                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and shall read as follows:

"2.      Consideration.

         Client agrees to pay Consultant, as his fee and as consideration for services provided, Two Million (2,000,000) shares of common stock of the Client. By amendment dated September 25, 2003 Client agrees to pay Consultant an additional 500,000 shares of common stock of the Client. By amendment dated January 16, 2004 Client agrees to pay Consultant an additional 700,000 shares of common stock of the Client. By amendment dated November 1, 2004 Client agrees to pay Consultant an additional 2,500,000 shares of common stock of the Client. By amendment dated December 16, 2004 Client agrees to pay Consultant an additional 7,500,000 shares of common stock of the Client. By amendment dated March 25, 2005 Client agrees to pay Consultant an additional 5,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated June 6, 2005 Client agrees to pay Consultant an additional 250,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated July 13, 2005 Client agrees to pay Consultant an additional 4,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Shares issued pursuant to this Seventh Amendment shall be issued to Kevin Evans, the natural person performing the consulting services for Client. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein."

B. Section 6(a) of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"6. Termination and Renewal.

(a) Term.

This Agreement shall become effective on the date appearing next to the signatures below and terminate twelve (12) months thereafter (the "Term"). Unless otherwise agreed upon in writing by Consultant and Client or otherwise provided herein, any amendment to this Agreement shall automatically have the effect of extending the Term of the Agreement until the later of one hundred eighty (180) days following the original Term or for an additional one hundred eighty (180) days following the date of such amendment.



EXECUTED on the date first set forth above.

                                            CLIENT:

                         REALITY WIRELESS NETWORKS, INC.




                                            By:
                                               -------------------------
                                            Name:  Steve Careaga
                                            Its:   Executive Director




                                            CONSULTANT:



                                            By:
                                               -------------------------
                                            Name: Kevin Evans